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                                                                      EXHIBIT 21

LIST OF SUBSIDIARIES

                                                                     State or
                                                                    Country of
                                                                   Incorporation
                                                                   -------------
P.H. Glatfelter Company                                            Pennsylvania
PHG Tea Leaves, Inc.                                               Delaware
GLT International Finance LLC                                      Delaware
The Glatfelter Pulp Wood Company                                   Maryland
GPW Timberlands, LLC                                               Delaware
Spring Grove Water Company                                         Pennsylvania
Transwelt, Inc.                                                    Pennsylvania
GW Partners, LLC (50% partnership interest)                        Wisconsin
Glenn-Wolfe, Inc.                                                  Delaware
Mollanvick, Inc.                                                   Delaware
GPW Springing Member, Inc.                                         Delaware
Schoeller & Hoesch N.A., Inc.                                      Delaware
Papierfabrik Schoeller & Hoesch GmbH & Co. KG                      Germany
Papcel-Papier und Cellulose, Technologie und Handels-GmbH          Germany
Papierfabrik Schoeller & Hoesch Auslandsbeteiligungen GmbH         Germany
PHG Verwaltungsgesellschaft mbH                                    Germany
S&H Verwaltungsgesellschaft mbH                                    Germany
TL Verwaltungsgesellschaft mbH                                     Germany
Unicon-Papier-und Kunststoff handels GmbH                          Germany
Papeteries de Cascadec S.A.S.                                      France
Balo-I Industrial, Inc.                                            Philippines
Newtech Pulp Inc.                                                  Philippines
Papcel-Kiew                                                        Ukraine